EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 1995 appearing on page __ of the Annual Report of Integrated Device Technology, Inc. on Form 10-K for the year ended April 2, 1995.









Price Waterhouse LLP
San Jose, California


September __, 1995